Exhibit 99.1

COMPANY CONTACT

Sean Mahoney

(240) 744-1150

FOR IMMEDIATE RELEASE

DIAMONDROCK PROVIDES UPDATE ON IMPACT FROM HURRICANE IRMA

BETHESDA, MD, September 8, 2017 — DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) announced today its Frenchman’s Reef & Morning Star Marriott Beach Resort located in St. Thomas, U.S. Virgin Islands has incurred storm-related damage from Hurricane Irma, but no hotel employees or guests were injured. The Company is working closely with engineers and other professionals on a complete damage assessment and comprehensive remediation plan.  Portions of the complex will remain closed until a final assessment can be concluded and potential remediation completed.

The Company also owns three hotels in Florida, the Sheraton Suites Key West, the Inn at Key West and the Westin Fort Lauderdale Beach Resort, and the Renaissance Charleston Historic District in Charleston, South Carolina, which may be impacted by Hurricane Irma in the coming days. The Company’s Florida hotels are closed due to mandatory evacuations and are expected to reopen after the hurricane passes on September 12, if practical. The Company is closely monitoring Hurricane Irma’s trajectory and taking steps to mitigate the potential impact to its hotels.

The Company maintains property, casualty, flood and business interruption insurance at its Florida hotels and Frenchman’s Reef & Morning Star Marriott Beach Resort, subject to previously disclosed deductibles and limits. The Company also maintains customary property, casualty, flood and business interruption insurance at the Renaissance Charleston Historic District.

“Our thoughts go out to those affected by Hurricane Irma and those currently in the path of this historic storm,” commented Mark W. Brugger, President and Chief Executive Officer of DiamondRock. “As the storm progresses, we will continue to closely monitor conditions and the impact on our business, however, our primary focus is on the safety and welfare of hotel employees and guests. We expect that a complete assessment of business interruption, damage to our hotels and overall financial impact on our business will take a number of weeks to complete.”

The Company expects to provide an additional update after the completion of the storm.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations.  The Company owns 28 premium quality hotels with over 9,600 rooms. The Company has strategically positioned its hotels to be operated both under leading global brands such as Hilton and Marriott as well as boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.